UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2023

Atea Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39661	46-0574869
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin Street

Boston, MA 02110

(Address of principal executive offices) (Zip Code)

(857) 284-8891

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVIR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2023, the Board of Directors (“Board”) of Atea Pharmaceuticals, Inc. (the “Company”) amended the Company’s amended and restated bylaws (as amended, the “Amended and Restated Bylaws”), which became effective the same day. Among other things, the Amended and Restated Bylaws:

•

address the universal proxy rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including applicable notice and solicitation requirements;

•

enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings (other than proposals to be included in the Company’s proxy materials pursuant to Rule 14a-8 under Exchange Act), including, without limitation, by requiring additional background information and disclosures regarding proposing stockholders, proposed director nominees and business, and other persons related to a stockholder’s solicitation of proxies; and

•	require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white.

The Amended and Restated Bylaws also incorporate certain technical, modernizing, clarifying and conforming changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. The Amended and Restated Bylaws and a copy marked to show changes from the Company’s prior amended and restated bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2022, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Holders of a total of 70,820,524 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 84.91% percent of the Company’s outstanding common stock as of the April 19, 2023 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the SEC on April 28, 2023.

Item 1 — Election of two Class III Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Jerome Adams, M.D.	34,544,693	22,435,752	13,840,079
Barbara Duncan	40,592,669	16,387,776	13,840,079

Item 2 — Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
64,494,470	6,285,533	40,521	0

Item 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
40,032,147	15,511,146	1,437,152	13,840,079

Based on the foregoing votes, Jerome Adams, M.D. and Barbara Duncan were elected and Items 2 and 3 were approved.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Atea Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Atea Pharmaceuticals, Inc., marked to show changes

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATEA PHARMACEUTICALS, INC.

Date: June 21, 2023	By:	/s/ Andrea Corcoran
Andrea Corcoran
Chief Financial Officer and Executive Vice President, Legal and Secretary